As filed with the Securities and Exchange Commission on September 29, 2005	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Samsonite Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	3100	36-3511556
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

11200 East 45th Avenue

Denver, Colorado  80239

(Address of principal executive offices)

Samsonite Corporation Amended and Restated FY 1999 Stock Option and Incentive Award Plan

(Full titles of the plans)

Richard H. Wiley

Chief Financial Officer

Samsonite Corporation

11200 East 45th Avenue

Denver, Colorado  80239-3018

(303) 373-6373

 (Name and address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share
1999 Plan – shares underlying outstanding options	66,664,600	$.63	(2)	$41,998,698	$4,943
1999 Plan – shares underlying options not yet granted	27,585,400	$.61	(3)	$16,827,904	$1,981
Total	94,250,000				$6,924

(1)           Includes securities that may be issuable by reason of stock splits, stock dividends or similar transactions, as provided by Rule 416 of the Securities Act of 1933.

(2)           Calculated solely for the purposes of this registration statement under Rule 457(h) of the Securities Act of 1933, on the basis of the weighted average exercise price of the outstanding options.

(3)           Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933.   The price is based upon the average of the high and low price per share of Common Stock on the Over the Counter Bulletin Board System of the National Association of Securities Dealers as of September 23, 2005.

EXPLANATORY STATEMENT

This Registration Statement is filed pursuant to General Instruction E to Form S-8 by Samsonite Corporation, a Delaware corporation (the “Company”), in order to register 94,250,000 shares of Common Stock for issuance pursuant to the Company’s Amended and Restated FY 1999 Stock Option and Incentive Award Plan (the “1999 Plan”), which shares are in addition to those previously registered on a Registration Statement on Form S-8 (File No.333-57014), as filed with the Securities and Exchange Commission on March 14, 2001 (the “2001 Registration Statement”).  The 2001 Registration Statement is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit Number	Description

4.1(a)	Amended and Restated Certificate of Incorporation of the Company. (Incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 1996.)

4.1(b)

Certificate of Amendment to the Amended and Restated Certification of Incorporation of Samsonite Corporation. (Incorporated by reference from the Company’s Definitive Proxy Statement filed June 30, 2003.)

4.1(c)

Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of 2003 Convertible Preferred Stock and Qualifications, Limitations and Restrictions thereof. (Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2003.)

4.2	Restated By-Laws of the Company. (Incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 1996.)

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	Samsonite Corporation Amended and Restated FY 1999 Stock Option and Incentive Award Plan. (Incorporated by reference from the Company’s definitive proxy statement on Schedule 14A filed May 17, 2005.)

10.2	Form of Executive Stock Option Agreement dated March 17, 2005. (Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2005).

23.1*	Consent of KPMG LLP.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).

24.1	Power of Attorney included on signature page hereto.

* Filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on September 28, 2005.

SAMSONITE CORPORATION

By:	/s/ Richard H. Wiley
	Name:	Richard H. Wiley
	Title:	Chief Financial Officer, Treasurer, Secretary
and Senior Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard H. Wiley, Larry C. Ross or Douglas W. Sundby, and each of them, as his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Marcello Bottoli	Director, President and Chief	September 28, 2005
Marcello Bottoli	Executive Officer (Principal Executive
Officer)

/s/ Richard H. Wiley	Chief Financial Officer, Treasurer,
Richard H. Wiley	Secretary and Senior Vice President	September 28, 2005
(Principal Financial Officer and
Principal Accounting Officer)

/s/ Melissa Bethell	Director	September 28, 2005
Melissa Bethell

Signature	Title	Date

/s/ Charles J. Philippin	Director	September 28, 2005
Charles J. Philippin

/s/ Ferdinando Grimaldi Quartieri	Director	September 28, 2005
Ferdinando Grimaldi Quartieri

/s/ Antony P. Ressler	Director	September 28, 2005
Antony P. Ressler

/s/ Lee Sienna	Director	September 28, 2005
Lee Sienna

/s/ Donald L. Triggs	Director	September 28, 2005
Donald L. Triggs

/s/ Richard T. Warner	Director	September 28, 2005
Richard T. Warner

/s/ Jeffrey B. Schwartz	Director	September 28, 2005
Jeffrey B. Schwartz

EXHIBIT INDEX

Exhibit Number	Description

4.1(a)	Amended and Restated Certificate of Incorporation of the Company. (Incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 1996.)

4.1(b)

Certificate of Amendment to the Amended and Restated Certification of Incorporation of Samsonite Corporation. (Incorporated by reference from the Company’s Definitive Proxy Statement filed June 30, 2003.)

4.1(c)

Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of 2003 Convertible Preferred Stock and Qualifications, Limitations and Restrictions thereof. (Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2003.)

4.2	Restated By-Laws of the Company. (Incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 1996.)

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	Samsonite Corporation Amended and Restated FY 1999 Stock Option and Incentive Award Plan. (Incorporated by reference from the Company’s definitive proxy statement on Schedule 14A filed May 17, 2005.)

10.2	Form of Executive Stock Option Agreement dated March 17, 2005. (Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2005).

23.1*	Consent of KPMG LLP.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).

24.1	Power of Attorney included on signature page hereto.

* Filed herewith.